EXHIBIT 10.5


                                  iVillage.com
                              Sponsorship Agreement

This Sponsorship Agreement (the "Agreement") is made and entered into as of July 1, 2000 (the "Effective Date") by and between iVillage Inc. a Delaware Corporation, located at 212 Fifth Avenue, New York, New York 10010 ("iVillage") and eDiets.com, Inc. ("eDiets") located at 3467 West Hillsboro Boulevard, Deerfield Beach, Florida 33442, a Delaware Corporation (the "Sponsor"). This Agreement includes and incorporates by reference the Standard Terms and Conditions set forth herein and exhibits A and B attached to this Agreement.

iVillage desires to offer various sponsorship and promotional opportunities to Sponsor to be located on the iVillage Network as specifically set forth herein.

Sponsor desires to obtain a promotional presence on the iVillage Network;

For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       Definitions:

Wherever used in this Agreement with initial terms capitalized, such term will have the meaning set forth in Exhibit B.

2.       Sponsorship Deliverables:

         A     Impressions and Customer Acquisition:

         o iVillage will guarantee to deliver a total of 63,000 new members ("Paid Customers") to Sponsor throughout the term of this Agreement. Paid Customer shall be defined as a visitor to the Sponsors site that purchases an eDiets weight loss program during their visit to said site as a result of a Click-Thru from the iVillage Network. Customers acquired through subsequent eDiets re-marketing programs are not to be counted towards this guarantee. Sponsor agrees to provide to iVillage mutually acceptable reporting of Paid Customers acquired pursuant to this Agreement on a daily basis. iVillage may, by providing thirty
               (30) days written notice, elect to audit the books and records of eDiets to determine the accuracy of the sales report providing iVillage with Paid Customer information, which audit will be at iVillage's sole expense.

         o Paid Customers are to be delivered at the rate of 2,625 per month for each of the 24 months of this Agreement. In the event that said delivery falls behind in any given three month period ("Quarter"), and the shortfall is less than 20% of the total Paid Customers due to Sponsor during a Quarter, iVillage will make up the shortfall (the "Make Good Period") within 45 days . In the event that the shortfall is greater than 20% of the total Paid Customers due to Sponsor during any given Quarter, iVillage will make up 125% of the shortfall during an extended Make Good Period totaling 90 days. Failure to make up the shortfalls within these Make Good Periods will give Sponsor the right to terminate this Agreement pursuant to Section 6.1[e] of Exhibit A. Such failure will also give iVillage the right to terminate this Agreement by providing Sponsor with (30) days prior written notice, provided that iVillage has used commercially reasonable efforts to deliver the Paid Customers through out the applicable Make Good Periods. If either party exercises its right to terminate as provided for herein, Sponsor shall be entitled to receive a refund from iVillage equal to the difference between (i) all fees paid to iVillage under this Agreement up to the date of termination and
               (ii) the total of all Paid Customers delivered up to the date of termination multiplied by $95.24 per Paid Customer. Such refund shall be payable to Sponsor within 30 days of the date of termination. In the event of over delivery of Paid Customers in any Quarter, the amount of the overage shall be applied to the following Quarter's guarantee.

         o iVillage will guarantee delivery on the iVillage Network of not less than 223,000,000 Impressions ("Impressions") during the term of this Agreement to be delivered 111,500,000 Impressions per 12-month period, Twenty-Five percent (25%) of such Impressions shall be delivered within the iVillage Diet & Fitness channel (WWW platform). Of the 63,000 Paid Customers referenced above, 55,025 shall be acquired through the use of said Impressions. In the event that iVillage does not deliver the minimum annual Impressions within a twelve month period (i.e. 111,500,000 Impressions), Sponsor may elect to either (i) extend the term of this Agreement for a mutually agreed to period of time in order to provide iVillage with the opportunity to deliver the total amount of Impressions or, (ii) terminate this Agreement upon (15) days prior written notice.

               The remaining 7,975 Paid Customers (of the 63,000 Paid Customers guaranteed above) are to be acquired through the use of not less than 8,000,000 Impressions on eDiets creative units within the Never Say Diet area of the iVillage Network on the AOL platform (4,000,000 per 12 month period). Notwithstanding the foregoing sentence, Sponsor shall own all Impressions within the Never Say Diet sections of iVillage on the AOL platform. These Impressions shall be at no charge to Sponsor. It is agreed and understood between the parties that the Never Say Diet area will remain on the AOL platform for the first 12 months of this Agreement. In the event that the Never Say Diet area ceases to exist on the AOL platform during the second year of this Agreement, iVillage will still be required to deliver the total number of Paid Customers referenced above.

         B     Other Provisions:

               iVillage agrees not to offer a fee based iVillage branded or co-branded diet program ("iVillage Diet Program") itself or through its subsidiaries for the term of this Agreement. Should iVillage offer such an iVillage Diet Program during the term of this Agreement, eDiets may elect to terminate the Agreement by providing 30 days prior written notice. Should Sponsor elect to terminate this Agreement pursuant to this provision, iVillage shall reimburse Sponsor within 30 days of the date of termination for all pre-paid Impressions or other promotions not delivered as of the date of termination. Notwithstanding the foregoing sentence, nothing herein is intended to limit iVillage's right or ability to sell advertising inventory to promote third party, free or fee-based diet programs (except as restricted elsewhere

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               in this Agreement) or to display and promote editorial content related to any iVillage or non-iVillage branded third-party diet program that is free or fee based to the user provided that the design, development or operation of said program cannot be shown to be the product of, the use of material Confidential Information (as defined in paragraph 10 of Exhibit A) received from eDiets. It is understood between the parties that iVillage's ability to display or promote editorial content does not consitute an ability to provide, a fee-based diet program within the iVillage Network. Notwithstanding the foregoing, it is understood that the mere existence and promotion of an iVillage or non-iVillage branded free diet program will not constitute a violation of this or any other Agreement between the parties.

Notwithstanding the foregoing provision, Sponsor will be one of no more than three paid advertisers on the iVillage Network whose primary business is the online sale of paid weight loss programs during the Term of this Agreement. Further, in no case will iVillage sell paid advertising to Nutrio.com during the term of this Agreement. Notwithstanding the foregoing, this does not include (and iVillage retains the right and ability to pursue any relationship with) Weight Watchers, Jenny Craig and Nutrisystems, subject to the first sentence of this subparagraph.

         3     Fees:

               eDiets agrees to pay iVillage fees due pursuant to this Agreement in the amount of $6,000,000.00 over the twenty-four (24) month Term (as defined below), payable as follows:

               $125,000.00 to be paid by wire transfer or company check monthly on the first and the fifteenth day of each of the twenty-four
               (24) consecutive months throughout the Term, beginning July 1, 2000 or the Launch Date (whichever comes first) and July 1, 2002.

               In addition, Sponsor will maintain a security balance of $125,000.00 on deposit with iVillage as security against any late payments ocuring throughout the Term of this Agreement. This security deposit will be paid upon signing of this Agreement. In the event that eDiets is more than 15 days late for any payment, iVillage may at its sole discretion, utilize the security funds provided for herein to pay the fees currently due. Thereafter, Sponsor will replenish the security deposit balance so that at no time throughout the Term of this Agreement will the balance fall below the sum of $125, 000.00 for more than a seven (7) day period of time. In the event that eDiets fails to replenish this deposit as provided, iVillage may suspend delivery of Impressions until such time as the deposit has been replenished.

         4     Term and Termination:

               The term of this Agreement will commence on the Effective Date and will continue for a period of twenty-four (24) months unless earlier terminated as set forth in Section 6 of Exhibit A,
               Section 2 A above, Section 2 B above, 4(b) below, or unless extended by mutual approval of the parties (the "Term"); (b) in addition to the termination provisions provided for in 4(a) above, iVillage may immediately terminate this Sponsorship Agreement in the event iVillage has terminated any other Agreements or Insertion Orders entered into with Sponsor, as a result of a Sponsor's breach.

AGREED TO FOR eDiets.com, Inc.              AGREED TO FOR iVillage Inc:

By:  /S/ David R. Humble                    By:     /S/ Steve Elkes
  ----------------------                            ---------------

Print Name: David R. Humble                Print Name: Steve Elkes

Title: Chief Executive Officer              Title:  Senior Vice President
                                                    Business and Legal Affairs

Date:     6/7/00                            Date:      6/7/00
          ------                                      -------

Address:3467 W. Hillsboro Boulevard
Suite 2
Deerfield Beach, Florida  33442

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                                    Exhibit A
                          General Terms and Conditions:

1.0 Grant of Non-Exclusive Rights: During the term of this Agreement, Sponsor grants to iVillage, a non-exclusive license to reproduce, copy, publish, and distribute Sponsor's Marks throughout the world, in connection with Sponsor's advertisement(s) placed on the iVillage Network in a manner as provided for by this Agreement. iVillage acknowledges that all goodwill associated with its use of the Sponsor Marks shall exclusively inure to the benefit of Sponsor. Sponsor further grants iVillage the right to link to Sponsor's WWW Site, from the iVillage Network, to the extent necessary for iVillage to perform its duties and obligations hereunder and to the extent applicable to this Agreement. The License granted herein by Sponsor to iVillage shall terminate upon the expiration or termination of this Agreement. Sponsor agrees that any and all goodwill arising from or related to any use of any of the iVillage Marks by Sponsor pursuant to this Agreement will inure exclusively to the benefit of iVillage.

2.0 Ownership of Rights: Sponsor and iVillage each acknowledge and agree that: (a). as between each other, each owns all right, title and interest in its Marks and all derivatives thereof; (b). nothing in this Agreement will confer in the other party any right of ownership in the Marks; (c) neither party will contest the validity of any of the Marks of the other party; (d). no licenses or rights are granted by either party except as expressly set forth in this Agreement; and (e) as between iVillage and Sponsor, iVillage owns all right, title and interest in any and all iVillage Member/Visitor/Subscriber data (both personal and aggregate) derived pursuant to this Agreement.

3.0 Publicity: If so desired, iVillage and Sponsor may agree in the future to collaborate on a joint press release or public announcement ("Press Release") the terms and conditions of which will be mutually approved by both parties.

4.0 Submissions: As appropriate, iVillage must receive all Sponsor Submissions at least five business days prior to the scheduled date of publication for each relevant Sponsor Submission. In the event iVillage does not receive a Sponsor Submission prior to the applicable deadline; iVillage may publish in substitution any prior Sponsor Submission other than prior Sponsor submission that were removed from iVillage Network pursuant to the last sentence of this paragraph until such time as iVillage can reasonably begin publication of the promotion. If no such prior Sponsor Submission is available; iVillage may publish in substitution any material it deems appropriate, in its sole discretion, until such time as iVillage can reasonably begin publication of the promotion. All changes to and/or cancellations of Sponsor Submissions must be made in writing, with an e-mail copy sent to ads@mail.iVillage.com, and received by iVillage prior to the applicable deadline. iVillage may, in its sole discretion, refuse at any time and for any reason any Sponsor Submission and/or may refuse to publish any advertisement provided by Sponsor. All Sponsors' advertisements, including graphics, must comply with standard iVillage guidelines and iVillage approval.

5.0      Reports and Tracking:

5.1 iVillage Use of DART Reports and Tracking: iVillage and Sponsor agree that unless specifically stated otherwise in this Agreement, iVillage will be using DART (Double Click) to act as the ad server for this Sponsorship Agreement. iVillage and Sponsor will use the Impressions, Click-Through and other tracking generated by the DART server for all tracking and reporting purposes and Sponsor agrees to accept such DART data as the official basis for measuring all services to be provided under this Agreement.

5.2 Reports Provided To Sponsor: It is agreed that iVillage shall provide Sponsor with a user name and password to access online reporting through DART or other similar service. Any customization of reports requested by Sponsor or its agent or representative shall be subject to a reasonable charge as determined by iVillage. In addition, during the term of this Agreement, iVillage shall provide Sponsor with mutually agreed upon statistics regarding Sponsor's Co-Branded Area, where applicable, including traffic thereon, in accordance with iVillage's standard reporting formats.

5.3 Advertising Server other than DART: In the event another third party advertisement serving and measurement company other than DART") is used by Sponsor to serve and/or track Impressions, ads and Click-Thrus and the iVillage report (as described above in Sections 5.1 and 5.2) indicates a number of Impressions delivered that is greater than Sponsor's ad server report, then the number of Impressions indicated by iVillage's report will be deemed the determinative number of Impressions delivered during the reporting period for purposes of the duties and obligations related to guaranteed Impressions pursuant to this Agreement.

6.0      Termination:

6.1 For Cause: In addition to any additional termination provisions provided for in Section 4 of the Sponsorship Deliverables section of this Agreement, this Agreement may be terminated by either party immediately upon written notice if the other party: (a) becomes the subject of any proceeding relating to insolvency, receivership or liquidation; (b) files a petition in bankruptcy; or has filed against it a petition in bankruptcy of which is not discharged within 30 days thereof (c) makes an assignment for the benefit of its creditors; or
         (d) admits in writing its inability to pay debts as they become due;
         (e) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within ten (10) days following written notice to such party. Except as set forth in the termination provisions of this Agreement, this Agreement cannot be terminated.

6.2 Effect of Termination: The provisions of this Section 6, fees accrued and earned but not yet paid and Sections 2, 7, 8, 9, 10, 11, 12 and 13 will each survive any termination or expiration of this Agreement. Upon the termination or expiration of this Agreement by either party for any reason, both parties must return any information, materials or properties of the other party within thirty (30) days of such termination, or expiration, and Sponsor's advertisement(s), promotional listings, links and, co-branded pages will be immediately removed from iVillage.

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7.0      Representations and Warranties: Each party represents to the other that
         (a) it has the authority to enter into this Agreement and sufficient rights to grant any licenses granted hereby, and (b) any material which is provided to the other party and displayed on the other party's site will not (i) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy, (ii) violate any applicable law, statute, ordinance or regulation; (iii) contain viruses, Trojan horses, worms, time bombs, cancelbots, or other similar harmful or deterious programming routines; (iv) be lewd, pornographic or obscene; (v) promote discrimination based upon race, sex, religion, national origin, physical disability, sexual orientation or age; (vi) promotes illegal activity or (vii) knowingly violate any laws regarding unfair competition, anti-discrimination or false and misleading advertising.

7.1 iVillage Representation: iVillage represents and warrants for the benefit of Sponsor that (a) it has full and sole control over the content and programming of the iVillage Network and Sponsor has no editorial control over the content of the iVillage Network; (b) it shall use commercially reasonable efforts to maintain the iVillage Network available and displaying Sponsor's advertisements twenty-four
         (24) hours per day, seven (7) days per week during the term of this Agreement.

7.2 Sponsor Representation: Sponsor represents and warrants for the benefit of iVillage that (i) it has full and complete control over the content and programming of the ediets program; (ii) it shall use commercially reasonable efforts to maintain the ediets site and ediets program twenty-four (24) hours per day, seven (7) days per week during the term of this Agreement.

8.0      General Warranty:

         WITHOUT LIMITING THE FOREGOING REPRESENTATIONS AND WARRANTIES, iVillage MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT THE TECHNICAL FUNCTIONING OF THE IVILLAGE NETWORK, co-branded PAGES, BRIDGE PAGE (S) AND RELATED LINKS WILL BE ERROR FREE AND UNINTERRUPTED DURING THE OFFER PERIOD. IN FURTHERANCE OF THE FOREGOING, IVillage SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TECHNICAL FUNCTIONING OF THE IVILLAGE NETWORK AND RELATED LINKS. Sponsor'S SOLE AND EXCLUSIVE REMEDY AGAINST IVillage FOR ANY DAMAGES ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE BY IVillage oF ITS OBLIGATIONS HEREUNDER AND IVillage's ENTIRE LIABILITY HEREUNDER WILL BE AS PROVIDED FOR IN section 9 BELOW.

9.0      Limitation of Liability Disclaimer Indemnification:

9.1 LIMITATION OF LIABILITY: UNDER no circumstances will either party be liable for indirect, incidental, consequential, special or exemplary damages (even if it has been advised of the possibility of such damages) arising under any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated profits or lost business. Except as provided in section 9.2, with respect to liability arising under THE indemnity provision, and except for sponsor's payment obligations, In no event, will the liability of either party for any reason and upon any and all claims and causes of action, in the aggregate, in contract, tort or otherwise, arising from or relating to this Agreement or the subject matter hereof exceed the fees paid to IVillage by Sponsor hereunder in a term of one year or less in which the damages are incurred.

9.2 Indemnity: To the fullest extent permitted by law, iVillage and Sponsor will each indemnify, defend and hold harmless, the other and the other's affiliates and each of their respective officers, directors, agents and employees, from and against any and all third party claims, damages, losses, liabilities and expenses (including but not limited to reasonable attorney fees) arising out of or resulting from the indemnifying party's breach of (i) the duties and obligations of this Agreement, or (ii) its warranties and representations. Notwithstanding any language to the contrary, in consideration of the placement of Sponsor advertisements on the iVillage Network and any linkage to the Sponsor's Site, the Sponsor will indemnify and defend iVillage and its affiliated and related entities harmless from and against any and all loss or expense arising out of the appearance of such advertisements on the iVillage Network, or on the Sponsor's site as linked through the iVillage Network, including without limitation, those resulting from claims or suits for defamation, violation of privacy or publicity, misrepresentation or copyright, trademark or patent infringement and from and against any and all loss or expense arising out of the use, purchase or consumption of any of Sponsor's products or services.

9.3 Claims: Each party agrees to (i) promptly notify the other party in writing of any indemnifiable claim and give the other party the opportunity to defend or negotiate a settlement of any such claim at such other party's expense and (ii) cooperate fully with the other party, at that other party's expense, in defending or settling such claim. Both parties reserve the right, at their expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification.

10.0 Confidentiality: For purposes of this Agreement, "Confidential Information" means information received, whether prior to or subsequent to the Effective Date of this Agreement, from the disclosing party or any of its affiliates or representatives about the disclosing party's business or activities that is proprietary and confidential, which shall include all business, financial, technical trade secrets and other information of a party. Confidential Information includes information, communication or data, in any form, including, but not limited to oral, written, graphic or electronic, models or samples, which the disclosing party identifies as confidential or which is by its nature or circumstances surrounding its disclosure should be reasonably be regarded as confidential. The terms and conditions, but not the existence of this Agreement shall be deemed to be the Confidential Information of each party and shall not be disclosed without the prior written consent of the other party. Each party agrees to disclose the Confidential Information of the other party only to those employees, agents and representative who need to know to perform the party's obligations under this Agreement and for no other purpose. Each party agrees (i) that it shall not disclose to any third party or use any Confidential Information disclosed to it by the disclosing party except as expressly permitted in this Agreement and (ii) that it shall take all reasonable measures to maintain the confidentiality of all Confidential Information of the disclosing party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. The receiving party shall be liable to the disclosing party for any breach of this Agreement by its employees, agents or representatives.

10.1     Exceptions: Confidential Information does include any information that
         (a) is or becomes available generally in the public domain without violation of this Agreement by the receiving party; (b) is obtained by the receiving party from a third party who the receiving party reasonably believes is under no duty of nondisclosure to the disclosing party; (c) is independently developed by the receiving party without the aid, application or use of the Confidential Information provided by the disclosing party; or (d) is required to disclosure pursuant to a court order from a court of competent jurisdiction, law, or regulation. To the extent legally permissible the party complying with such court order, law, regulation or other governmental authority to disclose, shall first give notice to the other party thereto, and shall use reasonable commercial efforts to afford the other party a reasonable opportunity to challenge such order and/or to obtain a protective order to limit or control the scope and content of any and all such disclosure.

11.0 Privacy Policy: Any use by Sponsor of Resulting Data (as defined in Exhibit B) must comply with iVillage's Privacy Policy with respect to the collection and dissemination of company specific or individually specific Resulting Data which Sponsor may obtain as a result of this Agreement. Sponsor will have no right to disclose or use such Resulting Data unless such data is aggregated so that iVillage, company-specific and individual-specific information is not identified and provided that such aggregated data is used for internal business purposes only. In no event will any Resulting Data by which individual iVillage Member/Visitor/Subscriber can be identified, contacted or grouped by email address or other personal or individual characteristics, be provided by Sponsor, used by Sponsor or disclosed by Sponsor or disclosed to or used by a third party without permission from each iVillage Member/Visitor/Subscriber and without obtaining village's prior written permission

12.      Miscellaneous:

12.1 Interest on Late Payments, Collection Fees: Commencing on the first day after the date that each of the payments to iVillage becomes due, Sponsor will be liable for a monthly rate of interest of not more than 1.5% per month, which interest shall be in addition to such fees due and owing to iVillage. In the event iVillage is unable after a reasonable attempt to collect the fees due from Sponsor, and is required to turn the account over for collection to a collection agent, Sponsor will be responsible for all additional collection and legal fees which result therefrom.

12.2 Force Majeure: Neither party will be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

12.3 Successors and Assigns: This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's prior written consent; provided, however, that either party may assign this Agreement without such consent in connection with any merger, consolidation, or any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities is transferred. Notwithstanding the foregoing, under no circumstances may Sponsor assign this Agreement to a competitor of iVillage.

12.4 Governing Law: This Agreement and the rights and obligations of parties hereunder shall be governed by and controlled by the laws of the State of New York, applicable to contracts made and performed therein without reference to the applicable choice of law provisions. All actions, proceedings or litigation relating hereto will be instituted and prosecuted solely within New York, New York. The parties consent to the jurisdiction of the state courts of New York and federal court located within such state and county with respect to any action, dispute, or other matter pertaining to/arising out of this Agreement. The parties agree in good faith to use reasonable efforts to resolve any and all conflicts and controversies between them relating to this Agreement informally and amicably between themselves before submitting any such matter for judicial resolution. EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY MATTER OR DISPUTE BETWEEN THEM (AND/OR THEIR AFFILIATES) ARISING UNDER THIS AGREEMENT OR OTHERWISE. There is no presumption for or against either party as a result of such party being the principal drafter of this Agreement.

12.5 No Waiver: No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

12.6 Savings: In the event any provision of this Agreement will for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions will remain in full force and effect. If any provision of this Agreement will, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision will be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

12.7 Entire Agreement; Amendments: This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. Any contrary terms found in Sponsor's Insertion Order or Purchase Order is null and void.

13.8 Headings: The headings used in this Agreement are for convenience only and are not to be construed to have any legal significance.

13.9 Independent Contractors: The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power of authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-sponsorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

13.10 Notices: All notices, requests and other communications called for by this Agreement will be deemed to have been given upon receipt if made by (i) registered or certified US mail, or (ii) by telecopy (confirmed by concurrent written notice sent first class US mail, postage prepaid) to the individuals located at the addresses listed on the signature page of this Agreement

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                                    Exhibit B

                                   Definitions

1. "AOL Banner" means the banner featured across the iVillage Network accessible only to those iVillage Member accessing iVillage via AOL Links excluding chat rooms, message boards, and the following web-only channels: Beauty, Book Club, Click!, Elections 2000, MoneyLife, ParentsPlace, Pets and Shopping. Specifications: 234 X 60 pixels - 6K maximum file size. GIF, JPEG or rich media; no limit on loops. All text limits is 35 characters including spaces.

2. "Banners" means collectively the AOL Banners and the WWW Banners, unless specifically, individually indicated.

3. "Buttons" means collectively the Don't Miss Mention, the Shopping Logo and the Message Board Sponsorship Button, unless each is specifically, individually indicated.

4. "Click-Through" means the number of times an iVillage Member, iVillage Visitor, or iVillage Subscriber clicks on a link, which take the form of Banners, Buttons, Newsletter Mentions or other placements and is sent to a clickover URL on the eDiets site or another mutually agreed upon location.

5. "Co-Branded Areas" when applicable, means the area, or pages residing on the on the iVillage Network, where Sponsor Marks and iVillage Marks are co-branded in conjunction with Sponsor Promotions in a manner which maintains the iVillage Network's look, feel, style and design.

6. "Don't Miss Mentions" means the button featured on some top level and most sub-level pages across the iVillage Network. This is currently not available on Astrology.com, Parent Soup, and ParentsPlace.
         Specifications: 120 x 90 - 6K maximum file size. GIF, JPEG or rich media; no limit on loops. All text limit is 35 characters including spaces.

7. "Don't Miss Tagline" means the tagline featured on some top level and most sub-level pages across the iVillage Network. This is currently not available on Astrology.com and Shopping. Specifications: Dimensions 120x 90. Maximum 100 character limit including spaces.

8.       "GIF" means Graphic Interchange Format.

9. "HTML Newsletter Taglines" (also referred to as "Mentions"), means the tagline featured across iVillage's HTML newsletters. Each HTML newsletter has three text tagline ad placements served on a rotational basis. Dimensions: 468 x 90. Maximum 195 character limits including spaces. 45 characters header text; 150 character body text.

10. "Impressions" means the number of times that each individual Sponsor Banner, Button, "Don't Miss Tagline", Newsletter Mentions, or Permanent Placements are served to a browser. Unless otherwise specifically provided for herein, all Impressions are delivered throughout the iVillage Network in the form of any combination of Buttons, Permanent Placements, Banner Newsletter Mentions, or Don't Miss Taglines as determined in iVillage's sole discretion. Unless otherwise specifically provided for herein, Impressions shall be served evenly throughout the Term, provided that Sponsor or its agent is not responsible for any circumstance that may cause Impressions to be unevenly served.

11. "iVillage Home Page" means the WWW page found at the URL www.iVillage.com.

12. "iVillage Network" means the existing domestic US online network of English language websites owned, and/or operated by iVillage which include channels covering leading topics of interest to women, Internet tools, elements and online commerce.. The rights granted herein to Sponsor do not apply to any future acquisitions by iVillage of web sites, content, channels, joint ventures or similar business partnerships or arrangements, unless specifically provided for herein, if these new acquisitions were not part of the iVillage Network as of the Effective Date.

13. "iVillage Marks" means the trademarks, service marks, logos and other distinctive brand features of iVillage that are used in or relate to the iVillage Network.

14. "iVillage Member" means anyone who completes the iVillage.com (or similar) registration form on an iVillage.com site. Also some members request no email from us and therefore cannot be contacted that way - only via the site itself.

15. "iVillage Visitor" means any individual who comes to an iVillage.com site and views at least one page.

16.      "JPEG" means Joint Photographic Experts Group format.

17. "Jump Page" means the world wide web page hosted by Sponsor which (i) includes content and has a design which is mutually agreed upon by the parties; (ii) combines Sponsor and iVillage logos; and (iii) contains a salutation personalized for visitors from the iVillage Site.

18. "Message Board Sponsorship Button" means the Sponsor button featured across all iVillage Message Boards adjacent to banner at top of boards. Must be specifically included in the Agreement, or it does not apply.
         Specifications: 120 x 60 pixels - 5K maximum file size. GIF, JPEG or rich media; no limit on loops. Alt text is 35 characters including spaces.

19. "Page View" means a single viewing of a WWW page, whether or not the viewer acts on an advertisement located on that WWW page or not.

20. "Permanent Placements" means a permanent Link or permanent location of the Sponsor promotion within the iVillage Network for the duration of the Term.

21. "Resulting Data" means any personally identifiable and aggregated information gathered by iVillage and/or Sponsor as a result of this Agreement, which is related to iVillage Members, Visitors, Subscribers use of the iVillage Network, Co-Branded Pages, Sponsor's Web Site, or Sponsor promotions.

22. "Shopping Logo" means the logo featured on the front page and other relevant areas of the shopping channel of the iVillage Network.
         Specifications: 88 x 31 pixels - 4K maximum file size. GIF, JPEG or rich media; no limit on loops. No alternate text allowed.

23. "Special Offer" means any Sponsor promotions offered exclusively to iVillage Visitors and/or Members, which consist of the specifics as more clearly defined on page one of this Agreement.

24. "Sponsor Marks" means all trademarks, service marks, logos and other distinctive brand features of Sponsor that are used in Sponsor's advertising.

25. "Sponsor's WWW Site" means Sponsor site located at a specific URL on the World Wide Web.

26. "Sponsor Submission" means any graphic (GIF) file, text file, or file of such other format as iVillage may designate from time to time, supplied by Sponsor to be published by iVillage on the iVillage Network and which may contain a link to Sponsor's site or to a Web site specified by Sponsor and agreed to by iVillage or any and all information and items necessary for iVillage's publication of any material supplied by Sponsor, including changes and updates thereto.

27. "URL" means an address identifying among other things, the server on which a WWW page or WWW site resides.

28. "WWW Banner" means the banner featured across the iVillage Network and in HTML newsletters. WWW Banner specifications: 468 x 60 pixels - 10Kmaximum file size. GIF, JPEG or rich media; no limit on loops. Alt text limit is 35 characters including space. WWW Banner is significantly different from an AOL Banner.

29.      "WWW" means the World Wide Web.

                              Sponsorship Agreement

This Sponsorship Agreement (the "Agreement") is made and entered into as of July 1, 2000 (the "Effective Date") between iVillage Inc. located at 212 Fifth Avenue, New York, New York 10010 ("iVillage") and eDiets.com, Inc., a Delaware corporation, located at 3467 West Hillsboro Blvd, Deerfield Beach, Florida 33442 (the "Sponsor"). This Agreement includes and incorporates by reference the General Terms and Conditions set forth herein and exhibits A and B attached to this Agreement.

iVillage desires to offer various sponsorship and promotional opportunities to Sponsor to be located on the iVillage Network as specifically set forth herein.

Sponsor desires to obtain a promotional presence on the iVillage Network;

For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.    Definitions:

Wherever used in this Agreement with initial terms capitalized, such term will have the meaning set forth in Exhibit B.

2.    Sponsorship Deliverables:

         A.    Click-Thru's

         o iVillage agrees to deliver not less than one hundred thousand (100,000) Click-Thrus from RON Impressions during each three-month period ("Quarter") throughout the first twelve (12) months of the term of this Agreement. All Click-Thrus from RON Impressions above and beyond the 100,000 per Quarter must be pre-approved by the Sponsor. iVillage agrees to use commercially reasonable efforts to evenly distribute delivery of Impressions throughout each Quarter, unless such delivery is specifically otherwise agreed to by the parties. If iVillage fails to deliver at least 80% of the quarterly guaranteed Click-Thrus, Sponsor shall have the right to terminate this Agreement with 10 days prior written notice. Sponsor agrees to compensate iVillage for said Click-Thru delivery at the rate of $2.00 per click for a total payment of $800,000.00 due and payable within the first twelve (12) months of the term of this Agreement.

         o iVillage agrees to deliver not less than one hundred fifty thousand (150,000) Click-Thrus from RON Impressions during each Quarter within the second twelve (12) month periods of this Agreement. All Click-Thrus from RON Impressions above and beyond the 100,000 per Quarter must be pre-approved by the Sponsor. iVillage agrees to use all commercially reasonable efforts to evenly distribute delivery of Impressions over each Quarter, unless otherwise mutually agreed to by the parties. If iVillage fails to deliver at least 80% of the quarterly guaranteed Click-Thrus, Sponsor shall have the right to terminate this Agreement with 10 days prior written notice. Sponsor agrees to compensate iVillage for said Click-Thru delivery at the rate of $2.00 per click for a total payment of $1,200,000.00 due and payable within the second twelve (12) months of this Agreement.

         o Additional Click-Thrus from RON Impressions (above and beyond the guarantees referenced above) may be delivered to Sponsor over the term of this Agreement at iVillage's sole discretion and with prior approval from Sponsor. Sponsor agrees to compensate iVillage for said additional Click-Thru delivery in excess of the guaranteed delivery at the rate of $1.50 per click.

         B:    Placement:

         N/A

         C:    Creative Services:

         N/A

         D:    Promotions/Sweepstakes:

         N/A

         E:    Other Provisions:

         o In the event that the Sponsor conversion to sale rate from Click-Thrus delivered under this Agreement falls below an average of 1.69% for any contiguous seven (7) day period (commencing each Monday and ending each Sunday throughout the term of this Agreement) (the "Shortfall"), both parties shall work together in good faith to mutually agree on one of the following remedies (i) to either terminate this Agreement (ii)re-negotiate the Cost Per Click-Thru , or (iii) continue to monitor performance for an additional seven (7) day period during which iVillage must use all commercially reasonable efforts to recover a greater than 1.69% conversion rate equal to the Shortfall over the following seven (7) day period If after 30 days iVillage is unable to remedy the Shortfall, either party shall have the right to terminate the Agreement with 10 days written notice. Sponsor will furnish iVillage with full reporting of conversion numbers upon request. For purposes of this provision the conversion to sale rate is defined as the rate at which visitors to the Sponsor site purchase any Sponsor program. By way of example in order to obtain a conversion to sale rate of 1.69% 10,000 visitors would need to visit the Sponsor site, with 169 of those who visited purchasing any eDiets program. Sponsor agrees to maintain accurate and adequate books and records in order to provide iVillage with sufficient information upon request to support eDiets conversion to sale rate. iVillage will be entitled to audit such books and records every six (6) months to ensure the accuracy of the conversion to sale rate twice annually, upon ten (10) days prior written notice, and at any point in time in which the conversion to sale rate falls below 1.69%.

         o It is understood that the Click-Thrus delivered in conjunction with this Agreement are separate and apart from any existing or future agreements in which iVillage and Sponsor will establish a mutually agreeable system to track the delivery of Click-Thrus as provided for herein.

3.0      Fees:

         o Sponsor will pay the invoiced amount for the number of Click-Thrus delivered on a monthly basis. Payment will be due thirty (30) days from the date of each monthly invoice.

4.0 Term and Termination: (a). The term of this Agreement will commence on the date in which the first launch of Sponsor's promotional listings on iVillage (the "Launch Date") and continue for a period of two years unless earlier terminated as set forth in paragraph 2 above or Section 6 of Exhibit A, or unless extended by mutual approval of the parties (the "Term").



AGREED TO FOR SPONSOR (eDiets.com, Inc.)          AGREED TO FOR iVillage Inc:
                       -----------------

By: /S/ David R. Humble                           By: /S/ Steve Elkes

Print Name: David R. Humble                       Print Name: Steve Elkes

Title: Chief Executive Officer                    Title: Senior Vice President
                                                  Business and Legal Affairs

Date:  6/7/00                                     Date: 6/7/00
Address:  3467 W. Hillsboro Blvd
Suite 2
Deerfield Beach, FL 33442

                                    Exhibit A
                          General Terms and Conditions:

1.0 Grant of Non-Exclusive Rights: During the term of this Agreement, Sponsor grants to iVillage, a non-exclusive license to reproduce, copy, publish, and distribute Sponsor's Marks throughout the world, in connection with Sponsor's advertisement(s) placed on the iVillage Network in a manner as provided for by this Agreement. iVillage acknowledges that all material goodwill associated with its use of the Sponsor Marks shall inure to the benefit of Sponsor. Sponsor further grants iVillage the right to link to Sponsor's WWW Site, from the iVillage Network, to the extent necessary for iVillage to perform its duties and obligations hereunder and to the extent applicable to this Agreement. Sponsor agrees that any and all goodwill arising from or related to any use of any of the iVillage Marks by Sponsor pursuant to this Agreement will inure exclusively to the benefit of iVillage, regardless of where Sponsor Marks reside.

2.0 Ownership of Rights: Sponsor and iVillage each acknowledge and agree that: (a). as between the each other, each owns all right, title and interest in its Marks and all derivatives thereof; (b). nothing in this Agreement will confer in the other party any right of ownership in the Marks; (c) it will not contest the validity of any of the Marks of the other party; (d). no licenses or rights are granted by either party except as expressly set forth in this Agreement; and (e) as between iVillage and Sponsor, iVillage owns all right, title and interest in any and all iVillage Member/Visitor/Subscriber data (both personal and aggregate) derived pursuant to this Agreement.

3.0 Publicity: If so desired, iVillage and Sponsor may agree in the future to collaborate on a joint press release ("Press Release") the terms and conditions of which will be mutually approved by both parties.

4.0 Submissions: As appropriate, iVillage must receive all Sponsor Submissions at least five business days prior to the scheduled date of publication for each relevant Sponsor Submission. In the event iVillage does not receive a Sponsor Submission prior to the applicable deadline; iVillage may publish in substitution any prior Sponsor Submission until such time as iVillage can reasonably begin publication of the promotion. If no such prior Sponsor Submission is available, iVillage may publish in substitution any material it deems appropriate, in its sole discretion, until such time as iVillage can reasonably begin publication of the promotion. All changes to and/or cancellations of Sponsor Submissions must be made in writing, with an e-mail copy sent to ads@mail.iVillage.com, and received by iVillage prior to the applicable deadline. iVillage may, in its sole discretion, refuse at any time and for any reason any Sponsor Submission and/or may refuse to publish any advertisement provided by Sponsor. All Sponsors' advertisements, including graphics, must comply with standard iVillage guidelines and iVillage approval.

5.0       Reports and Tracking:

5.1 iVillage Use of DART Reports and Tracking: iVillage and Sponsor agree that unless specifically stated otherwise in this Agreement, iVillage will be using DART (Double Click) to act as the ad server for this Sponsorship Agreement. iVillage and Sponsor will use the Impressions, Click-Through and other tracking generated by the DART server for all tracking and reporting purposes and Sponsor agrees to accept such DART data as the official basis for measuring all services to be provided under this Agreement.

5.2 Reports Provided To Sponsor: It is agreed that iVillage shall provide Sponsor with a user name and password to access online reporting through DART or other similar service. Any customization of reports requested by Sponsor or its agent or representative shall be subject to a reasonable charge as determined by iVillage. In addition, during the term of this Agreement, iVillage shall provide Sponsor with mutually agreed upon statistics regarding Sponsor's Co-Branded Area, where applicable, including traffic thereon, in accordance with iVillage's standard reporting formats.

5.3 Advertising Server other than DART: In the event another third party advertisement serving and measurement company other than DART") is used by Sponsor to serve and/or track Impressions, ads and Click-Throughs and the iVillage report (as described above in Sections 5.1 and 5.2) indicates a number of Impressions delivered that is greater than Sponsor's ad server report, then the number of Impressions indicated by iVillage's report will be deemed the determinative number of Impressions delivered during the reporting period for purposes of the duties and obligations related to guaranteed Impressions pursuant to this Agreement.

6.0      Termination:

6.1 For Cause: In addition to any additional termination provisions provided for in Section 4 of the Sponsorship Deliverables portion of this Agreement, this Agreement may be terminated by either party immediately upon notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors; or (d) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within ten (10) days following written notice to such party. Except as set forth in the termination provisions of this Agreement, this Agreement can not be terminated.

6.2 Effect of Termination: The provisions of this Section 6, fees accrued and earned but not yet paid and Sections 2, 7, 8, 9, 10, 11, 12 and 13 will survive any termination or expiration of the Agreement. Upon the termination or expiration of this Agreement by either party for any reason, both parties must return any information, materials or properties of the other party within thirty (30) days of such termination, or expiration, and Sponsor's advertisement (s), promotional listings, links and, co-branded pages will be immediately removed from iVillage.

7.0      Representations and Warranties: Each party represents to the other that
         (a) it has the authority to enter into this Agreement and sufficient rights to grant any licenses granted hereby, and (b) any material which is provided to the other party and displayed on the other party's site will not (i) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy, (ii) violate any applicable law, statute, ordinance or regulation; (iii) contain viruses, Trojan horses, worms, time bombs, cancelbots, or other similar harmful or deterious programming routines; (iv) be lewd, pornographic or obscene; or (v) knowingly violate any laws regarding unfair competition, anti-discrimination or false and misleading advertising.

8.0      General Warranty:

         WITHOUT LIMITING THE FOREGOING REPRESENTATIONS AND WARRANTIES, IVILLAGE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT THE TECHNICAL FUNCTIONING OF THE IVILLAGE NETWORK, CO-BRANDED PAGES, BRIDGE PAGE (S) AND RELATED LINKS WILL BE ERROR FREE AND UNINTERRUPTED DURING THE OFFER PERIOD. IN FURTHERANCE OF THE FOREGOING, IVILLAGE SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TECHNICAL FUNCTIONING OF THE IVILLAGE NETWORK AND RELATED LINKS. SPONSOR'S SOLE AND EXCLUSIVE REMEDY AGAINST IVILLAGE FOR ANY DAMAGES ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE BY IVILLAGE OF ITS OBLIGATIONS HEREUNDER AND IVILLAGE'S ENTIRE LIABILITY HEREUNDER WILL BE AS PROVIDED FOR IN SECTION 9 BELOW.

9.0      Limitation of Liability Disclaimer Indemnification:

9.1 LIMITATION OF LIABILITY: EXCEPT AS SET FORTH IN SECTION 8 UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING UNDER ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED IN SECTION 9.2, WITH RESPECT TO LIABILITY ARISING UNDER THE INDEMNITY PROVISION, AND EXCEPT FOR SPONSOR'S PAYMENT OBLIGATIONS, IN NO EVENT, WILL THE LIABILITY OF EITHER PARTY FOR ANY REASON AND UPON ANY AND ALL CLAIMS AND CAUSES OF ACTION, IN THE AGGREGATE, IN CONTRACT, TORT OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF EXCEED THE FEES PAID TO IVILLAGE BY SPONSOR HEREUNDER IN A TERM OF ONE YEAR OR LESS IN WHICH THE DAMAGES ARE INCURRED.

9.2 Indemnity: To the fullest extent permitted by law, iVillage and Sponsor will each indemnify, defend and hold harmless, the other and the other's affiliates and each of their respective officers, directors, agents and employees, from and against all third party claims, damages, losses, liabilities and expenses (including but not limited to reasonable attorney fees) arising out of or resulting from the indemnifying party's breach of (i) the duties and obligations of this Agreement, or (ii) its warranties and representations . Notwithstanding any language to the contrary, in consideration of the placement of Sponsor advertisements on the iVillage Network and any linkage to the Sponsor's Site, the Sponsor will indemnify and save iVillage and its affiliated and related entities harmless from and against any and all loss or expense arising out of the appearance of such advertisements on the iVillage Network, or on the Sponsor's site as linked through the iVillage Network, including without limitation, those resulting from claims or suits for defamation, violation of privacy or publicity, misrepresentation or copyright, trademark or patent infringement and from and against any and all loss or expense arising out of the use, purchase or consumption of any of Sponsor's products and or services.

9.3 Claims: Each party agrees to (i) promptly notify the other party in writing of any indemnifiable claim and give the other party the opportunity to defend or negotiate a settlement of any such claim at such other party's expense and (ii) cooperate fully with the other party, at that other party's expense, in defending or settling such claim. Both parties reserve the right, at their expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification.

10.0 Confidentiality: All information in this Agreement and/or relating to the services performed under this Agreement is confidential.

11.0 Privacy Policy: Any use by Sponsor of Resulting Data (as defined herein in Exhibit B) must comply with iVillage's Privacy Policy with respect to the collection and/or dissemination of company specific or individually specific Resulting Data which Sponsor may obtain as a result of this Agreement. Sponsor will have no right to disclose or use such Resulting Data unless such data is aggregated so that iVillage-company-specific and iVillage Member/Subscriber/Visitor individual-specific information is not identified and further provided that such aggregated Resulting Data use is for internal business purposes. In no event will any Resulting Data by which individual iVillage Member/Visitor/Subscriber can be identified, contacted or grouped by email address or other personal or individual characteristics, be provided to Sponsor, used by Sponsor or disclosed by Sponsor or disclosed to or used by a third party without permission from each iVillage Member/Visitor/Subscriber by means of an "opt-in", consistent with iVillage's opt-in policies.

12.0     Miscellaneous:

12.1 Notices: All notices, requests and other communications called for by this Agreement will be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Sponsor: and if to iVillage at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party will specify to the other. Notice by any other means will be deemed made when actually received by the party to which notice is provided.

12.2 Interest on Late Payments, Collection Fees: Commencing on the first day after the date that each of the payments to iVillage becomes due, Sponsor will be liable for a monthly rate of interest of not more than 1.5% per month, which interest shall be in addition to such fees due and owing to iVillage. In the event iVillage is unable after a reasonable attempt to collect the fees due from Sponsor, and is required to turn the account over for collection to a collection agent, Sponsor will be responsible for all additional collection and legal fees which result therefrom.

12.3 Force Majeure: Neither party will be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

12.4 Successors and Assigns: This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's prior written consent; provided, however, that either party may assign this Agreement without such consent in connection with any merger, consolidation, or any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities is transferred. Notwithstanding the foregoing, under no circumstances may Sponsor assign this Agreement to a competitor of iVillage.

12.5 Governing Law: This Agreement and the rights and obligations of parties hereunder shall be governed by and controlled by the laws of the State of New York, applicable to contracts made and performed therein without reference to the applicable choice of law provisions. All actions, proceedings or litigation relating hereto will be instituted and prosecuted solely within New York, New York. The parties consent to the jurisdiction of the state courts of New York and federal court located within such state and county with respect to any action, dispute, or other matter pertaining to/arising out of this Agreement. The parties agree in good faith to use reasonable efforts to resolve any and all conflicts and controversies between them relating to this Agreement informally and amicably between themselves before submitting any such matter for judicial resolution. EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY MATTER OR DISPUTE BETWEEN THEM (AND/OR THEIR AFFILIATES) ARISING UNDER THIS AGREEMENT OR OTHERWISE. There is no presumption for or against either party as a result of such party being the principal drafter of this Agreement.

12.6 No Waiver: No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

12.7 Savings: In the event any provision of this Agreement will for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions will remain in full force and effect. If any provision of this Agreement will, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision will be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

12.8 Entire Agreement; Amendments: This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. Any contrary terms found in Sponsor's Purchase Order are null and void.

13.0 ONLINE COMMERCE: To the extent that this Agreement includes duties and obligations pertaining to online commerce the following additional terms provided for in this Section 13 will apply to this Agreement and be binding upon the parties.

13.1 Back to/Join iVillage Button: It is agreed that upon linking from the iVillage Network to Sponsor's WWW Site, the Sponsor WWW Site will be framed by the iVillage navigation (the "Frame"). The Frame will include, at a minimum, a back to iVillage button, a join iVillage button and an area where the iVillageVisitor/iVillage Member/iVillage Subscriber will have an opportunity to sign up for an iVillage Newsletter. Sponsor will not edit, modify or obstruct the Frame in any manner without the prior written approval of iVillage.

13.2 Customer Service, Process and Fulfillment: Sponsor is solely responsible for Sponsor's WWW Site, including customer service for users linking to Sponsor's WWW Site through the iVillage Network, product support, quality and availability of Sponsor products and processing of orders and returns. Sponsor agrees to timely notify customers of the status of their order(s) including the timely confirmation of all orders. Sponsor is solely responsible for (a) processing all orders for its products and (b) calculating, collecting and paying all appropriate taxes with the payment processing. All products offered via the iVillage Network will be supported by the same warranty and return policies as generally offered by Sponsor.

13.3 Disclaimer: iVillage and Sponsor each specifically disclaim any representations or warranty regarding (a) the amount of sales that Sponsor may generate during the Term and (b) any economic or other benefit that the other party might obtain through its participation in this Agreement

13.4 Page Views: Sponsor agrees that it will use commercially reasonable efforts to ensure that iVillage receives credit for all Page Views generated from the iVillage Visitors/iVillage Members/iVillage Subscribers who link from anywhere within the iVillage Network to the Sponsor's WWW site and will provide all documentation reasonably available to Sponsor as may be necessary to effectuate such credit to iVillage.

13.5 Reporting: Sponsor will track purchases of Sponsor products by customers who linked from the iVillage Network and agrees to provide iVillage with monthly reports in a form to be mutually agreed to by the parties, no less than fifteen (15) days following the end of each month of the Term of this Agreement. Such reports will minimally include page view traffic generated from the iVillage Network, including those from the iVillage Home Page to the Sponsor WWW Site, as well as the number of unique users, number of daily orders, total revenue and average revenue per order. All such information will be treated as Confidential Information.

                                    Exhibit B

                                   Definitions

1. "AOL Banner" means the banner featured across the iVillage Network accessible only to those iVillage Member accessing iVillage via AOL Links excluding chat rooms, message boards, and the following web-only channels: Beauty, Book Club, Click!, Elections 2000, MoneyLife, ParentsPlace, Pets and Shopping. Specifications: 234 X 60 pixels - 6K maximum file size. GIF, JPEG or rich media; no limit on loops. All text limit is 35 characters including spaces.

2. "Banners" means collectively the AOL Banners and the WWW Banners, unless specifically, individually indicated.

3. "Buttons" means collectively the Don't Miss Mention, the Shopping Logo and the Message Board Sponsorship Button, unless each is specifically, individually indicated.

4. "Click-Through" means the number of times an iVillage Member/ Visitor/ Subscriber clicks on a Link within the iVillage Network sending the iVillage Member/ Visitor/Subscriber to a Sponsor URL as reported by iVillage.

5. "Co-Branded Areas" when applicable, means the area, or pages located on the iVillage Network, where Sponsor Marks and iVillage Marks are co-branded in conjunction with Sponsor Promotions in a way that maintains the iVillage Network's look and feel, style, design, etc.

6. "Don't Miss Mentions" means the button featured on some top level and most sub-level pages across the iVillage Network. This is currently not available on Astrology.com, Parent Soup, ParentsPlace. Specifications:
         120 x 90 - 6K maximum file size. GIF, JPEG or rich media; no limit on loops. All text limit is 35 characters including spaces.

7. "Don't Miss Tagline" means the tagline featured on some top level and most sub-level pages across the iVillage Network. This is currently not available on Astrology.com and Shopping. Specifications: Dimensions 120x 90. Maximum 100 character limit including spaces.

8.       "GIF" means Graphic Interchange Format.

9. "HTML Newsletter Taglines" (also referred to as "Mentions"), means the tagline featured across iVillage's HTML newsletters. Each HTML newsletter has three text tagline ad placements served on a rotational basis. Dimensions: 468 x 90. Maximum 195 character limits including spaces. 45 characters header text; 150 character body text. (See example on Exhibit C)

10. "Impressions" means the number of times that each individual Sponsor placement, including but not limited to Banner, Button, "Don't Miss" Tagline, Newsletter Mention, Editorial Placement or Permanent Placement is served to a browser or email application. Unless otherwise specifically provided for herein, all Impressions are delivered throughout the iVillage Network ("RON") in the form of any combination of Buttons, Permanent Placements, Banner Newsletters, Don't Miss Taglines or Mentions at iVillage's sole discretion. Impressions will be run evenly throughout the Term, unless otherwise agreed to by the parties herein, or provided that Sponsor is not responsible for any circumstance that may cause Impressions to be unevenly served

11. "iVillage Home Page" means the WWW page found at the URL www.iVillage.com.

12. "iVillage Network" means the existing domestic online network of English language websites owned and/or controlled by iVillage which include channels covering leading topics of interest to women, Internet tools, elements and online commerce. Online as provided for herein includes any means or platforms for distribution of digital information via the Internet, now known or hereinafter developed. The rights granted herein to Sponsor will not apply to any future acquisitions by iVillage of web sites, content, channels, joint ventures or similar business partnerships or arrangements, if each was not a part of the iVillage Network as of the Effective Date herein.

13. "iVillage Marks" means the trademarks, service marks, logos and other distinctive brand features of iVillage that are used in or relate to the iVillage Network.

14. "iVillage Member" means anyone who completes the iVillage.com (or similar) registration form on an iVillage.com site. Also some members request no email from us and therefore cannot be contacted that way - only via the site itself.

15. "iVillage Visitor" means any individual who comes to an iVillage.com site and views at least one page.

16.      "JPEG" means Joint Photographic Experts Group format.

17. "Jump Page" means the world wide web page hosted by Sponsor which (i) includes content and has a design which is mutually agreed upon by the parties; (ii) combines Sponsor and iVillage logos; and (iii) contains a salutation personalized for visitors from the iVillage Site.

18. "Message Board Sponsorship Button" means the Sponsor button featured across all iVillage Message Boards adjacent to banner at top of boards. Must be specifically included in the Agreement, or it does not apply.
         Specifications: 120 x 60 pixels - 5K maximum file size. GIF, JPEG or rich media; no limit on loops. Alt text is 35 characters including spaces.

19. "Page View" means a single viewing of a WWW page, whether or not the viewer acts on an advertisement located on that WWW page or not.

20. "Permanent Placements" means a permanent link or a permanent placement of Sponsor's promotion in a designated manner and of the iVillage Network as more specifically defined pursuant to sponsorship deliverable on page one herein.

21. "Resulting Data" means the collection or sharing over of personally identifiable information obtained on iVillage
          Members/Visitors/Subscribers as a result of use of the iVillage Network, Co-Branded Pages, Sites or Sponsor's Web Site.

22. "Shopping Logo" means the logo featured on the front page and other relevant areas of the shopping channel of the iVillage Network.
         Specifications: 88 x 31 pixels - 4K maximum file size. GIF, JPEG or rich media; no limit on loops. No alternate text allowed.

23. "Special Offer" means any promotions offered exclusively to iVillage Visitors and/or Members by Sponsor, which consist of the specifics as more clearly defined on page one of this Agreement.

24. "Sponsor Marks" means all trademarks, service marks, logos and other distinctive brand features of Sponsor that are used in Sponsor's advertising.

25. "Sponsor's WWW Site" means Sponsor site located at a specific URL on the world wide web.

26. "Sponsor Submission" means any graphic (GIF) file, text file, or file of such other format as iVillage may designate from time to time, supplied by Sponsor to be published by iVillage on the iVillage Network and which may contain a link to Sponsor's site or to a Web site specified by Sponsor and agreed to by iVillage or any and all information and items necessary for iVillage's publication of any material supplied by Sponsor, including changes and updates thereto.

27. "URL" means an address identifying among other things, the server on which a WWW page or WWW site resides.

28. "WWW Banner" means the banner featured across the iVillage Network and in HTML newsletters. WWW Banner specifications: 468 x 60 pixels - 10Kmaximum file size. GIF, JPEG or rich media; no limit on loops. Alt text limit is 35 characters including space. WWW Banner is significantly different from an AOL Banner.

29.      "WWW" means the world wide web.